UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 06, 2025

BARRETT BUSINESS SERVICES, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	0-21886	52-0812977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8100 NE Parkway Drive Suite 200
Vancouver, Washington		98662
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (360) 828-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BBSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On August 6, 2025, Barrett Business Services, Inc. (the “Company”), issued a news release announcing its financial results for the second quarter ended June 30, 2025. The release also provides management’s expectations for certain key performance metrics for 2025. A copy of the news release is furnished as Exhibit 99.1 to this report and incorporated by reference.

Item 7.01. Regulation FD Disclosure.

On August 6, 2025, the Company announced that its Board of Directors has declared a regular quarterly cash dividend of $0.08 per share. The dividend is payable on September 5, 2025 to all stockholders of record as of August 22, 2025.

The Company also announced that the Board has authorized the repurchase of up to $100,000,000 of the Company’s common stock over a two-year period beginning August 4, 2025. The new repurchase program replaces the program approved in July 2023, under which a total of 1,919,334 shares of common stock have been purchased. Purchases under the new program will be made in the open market, including in block trades. Subject to the requirements of applicable federal securities laws, the timing and volume of purchases will be in the discretion of BBSI’s management, except to the extent that the Company elects to enter into one or more Rule 10b5-1 trading plans.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	News Release dated August 6, 2025*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC. Registrant
Dated: August 6, 2025	By:	/s/ Anthony J. Harris
Anthony J. Harris Executive Vice President and Chief Financial Officer and Treasurer